Exhibit 1.01

9,200,000 Shares

ACUCELA INC.

Common Stock

(No Par Value)

UNDERWRITING AGREEMENT

February     , 2014

February     , 2014

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

5-2, Marunouchi 2-chome,

Chiyoda-ku, Tokyo 100-0005

Japan

Ladies and Gentlemen:

Acucela Inc., a Washington corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) 9,200,000 shares of its common stock, no par value per share (the “Firm Shares”) in connection with a public offering of the Firm Shares in Japan and other jurisdictions outside the United States.

In addition, Mitsubishi UFJ Morgan Stanley Securities Co. Ltd. (“MUMSS”) may over-allot in the offering of the Firm Shares up to an additional 1,380,000 shares of Common Stock (the “Additional Shares”) in Japan and other jurisdictions outside the United States. In connection with the offering of the Additional Shares, MUMSS, on behalf of the Underwriters, has entered into a share borrowing agreement as of the date hereof (the “Share Borrowing Agreement”) with Dr. Ryo Kubota (the “Lending Shareholder”), pursuant to which the Lending Shareholder agrees to lend to MUMSS up to an aggregate of 1,380,000 shares of the common stock of the Company solely to over-allot all or part of such borrowed shares, if any. The Lending Shareholder has agreed to sell to MUMSS not more than an additional 1,380,000 shares of the Company’s common stock, no par value per share at the Purchase Price (as defined in Section 3 hereof) if and to the extent that MUMSS shall have determined to exercise the right to purchase such shares of common stock solely for the purpose of covering such shares borrowed and over-allotted in connection with the offering of the Firm Shares. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, no par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” During the period beginning on February 13, 2014 and ending on March 7, 2014, MUMSS may purchase the Company’s shares of the Common Stock in the open market in lieu of exercising all or part of the option to purchase the Additional Shares mentioned above.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first prepared to include the pricing information for the offering of the Firm Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

In addition to the Registration Statement filed in the United States, the Company has filed a Securities Registration Statement dated December 27, 2013 (including all amendments and exhibits thereto at the time it became effective, the “SRS”) pursuant to the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) with the Kanto Local Finance Bureau (the “KLFB”). A form of prospectus is prepared based on such SRS to be used in connection with any offer and sale of the Shares in Japan (the “Form of Japanese Prospectus”). Each Form of Japanese Prospectus used before such SRS became effective, is herein called a “Japanese Preliminary Prospectus”. The final Japanese Prospectus, which comprises the Japanese Preliminary Prospectus and supplements and amendments thereto in the form furnished to the Underwriters for use in connection with the offering of the Shares is hereby called the “Japanese Prospectus”.

In connection with the offering of the Shares, the Company has executed and delivered to MUMSS for the benefit of the Underwriters an agreement concerning restrictions on its right to offer, allot, issue, pledge, lend, sell or otherwise dispose of shares of Common Stock or securities convertible into or exchangeable for, or that represent the right to receive any Common Stock or any interest therein (the “Company Lock-up Agreement”). Concurrently, and also in connection with the offering of the Shares, each of the shareholders of the Company listed on Schedule II (collectively, the “Selected Shareholders”) has executed and delivered to MUMSS for the benefit of the Underwriters an agreement in the form of Exhibit A hereto concerning restrictions on sales and transfer of shares of Common Stock and related matters (together with the Company Lock-up Agreement, the “Lock-up Agreements”).

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as of the date of such amendment or supplement, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company has not made any offer or sale of the Shares in the United States.

(c) (i) The SRS, when it became effective, did not contain and, as amended, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the SRS and the Japanese Prospectus comply and, as amended, if applicable, will comply, as of the date of such amendment or supplement, in all material respects with the FIEA and the applicable rules and regulations thereunder, (iii) the Japanese Prospectus does not contain and, as amended, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) any writings, drawings, oral material or other materials (other than the SRS and the Japanese Prospectus), which were or will be prepared by or on behalf of the Company for use by the Company, or which were or will be prepared by or on behalf of the Company and approved by the Company and furnished to the Underwriters for use by the Underwriters, in connection with the offering and sales of the Shares in Japan (“Other Material”), does not or will not contain, as of the date of such writings, drawings, oral material or other materials, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the SRS, Japanese Prospectus or Other Material based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities

Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus in the United States.

(e) The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, the SRS and the Japanese Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is recognized in such jurisdictions) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The Company does not have any subsidiaries.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Prospectus, the SRS and the Japanese Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Firm Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company, or

(iv) any judgment, order or decree known to the Company of any governmental body, agency or court having jurisdiction over the Company; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement except such as may be required by the relevant securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Financial Instruments and Exchange Act of Japan in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus, the SRS or the Japanese Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus, the SRS or the Japanese Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement, the Prospectus, the SRS or the Japanese Prospectus and are not so described; and there are no United States federal or Washington State statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus, the SRS or the Japanese Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(p) Other than as disclosed in the Prospectus, the SRS or the Japanese Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Neither the Company nor any of its affiliates, nor any director or executive officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) (i) Neither the Company nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor, share lender or otherwise).

(iii) The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) The Company, and to the best knowledge of the Company, its principal business partners, are not involved and do not intend to be involved in supporting or operating any “anti-social forces,” as defined under the regulations of the Japan Securities Dealers Association, (“Anti-social Forces”) such as, but not limited to, organized crime groups (bouryokudan), through financing or otherwise. The Company does not provide and does not intend to provide any form of funds to Anti-social Forces. The Company has not appointed and has no intention to appoint a person belonging or related to the Anti-social Forces as an officer, and has not employed and does not intend to employ such person as an employee. Further, the Company is not aware of any facts or circumstances by which the Company’s management has been materially influenced by the Anti-social Forces, either directly or indirectly.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus, the SRS and the Japanese Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than exercise of equity awards or grants of equity awards to service providers of the Company or forfeitures of equity awards granted pursuant to the equity incentive plans described in the Prospectus), short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the Prospectus, the SRS and the Japanese Prospectus, respectively.

(v) The Company does not own any real property and the Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, the SRS or the Japanese Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus, the SRS or the Japanese Prospectus.

(w) The Company owns or possesses, or can acquire on reasonable terms, the right to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, necessary to carry on its business as currently conducted, and as presently proposed to be conducted and described in the Prospectus and the SRS; it being understood that with respect to any third party patents the foregoing representation is made to the Company’s knowledge, and the Company has not received any written notice, and no executive officer has received any oral notice, of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company.

(x) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company.

(y) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are in the reasonable judgment of the Company prudent and customary in the businesses in which it is engaged.

(z) The Company possesses all certificates, approvals, clearances, registrations, franchises, licenses, authorizations and permits (collectively, “Licenses”) issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, the United States Food and Drug Administration (the “FDA”), necessary to conduct its business except for such Licenses, the absence of which, would not reasonably be expected to have a material adverse effect on the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in the Prospectus, the SRS or the Japanese Prospectus.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, the SRS or the Japanese Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Prospectus, the SRS or the Japanese Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or

S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans (including Dr. Kubota’s employment agreement) or pursuant to outstanding options, rights or warrants.

(cc) The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a material adverse effect.

(dd) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ee) The Company has not engaged in any Testing-the-Waters Communications. “Testing-the-Waters Communications” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ff) Any statistical and market-related data (including epidemiological data) included in the Prospectus, the SRS, the Japanese Prospectus and Other Materials or otherwise disclosed by the Company in connection with the Prospectus, the SRS and the Japanese Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to use such data from such sources.

(gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus, the SRS, the Japanese Prospectus and Other Materials has been made or reaffirmed by the Company without reasonable basis or has been disclosed other than in good faith.

(hh) The Company has operated and currently is in compliance in all material respects with all applicable laws, rules and regulations of the FDA or similar regulatory authorities, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) except where failure to be so in compliance would not, singly or in the aggregate, have a material adverse effect on the Company. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or similar regulatory authorities alleging or asserting noncompliance by the Company, nor is the Company a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority.

(ii) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Prospectus, the SRS, the Japanese Prospectus and Other Materials or otherwise disclosed in relation to the Prospectus, the SRS and the Japanese Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols established for each such preclinical test or clinical trial and all Health Care Laws, including without limitation 21 C.F.R. Parts 50, 54, 56, 58 and 312, and, where applicable, the EU Clinical Trials Directive (Directive 2001/20/EC) as implemented; each description of such tests and trials, and the results thereof, contained in the Prospectus, the SRS, the Japanese Prospectus and Other Materials or otherwise disclosed in relation to the Prospectus, the SRS and the Japanese Prospectus is accurate and complete in all material respects and fairly presents the data about and derived from such tests and trials, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Prospectus, the SRS, the Japanese Prospectus and Other Materials or otherwise disclosed in relation to the Prospectus, the SRS and the Japanese Prospectus; the Company has not received any notices or other correspondence from FDA or any similar regulatory authority requiring the termination, suspension or material modification of any preclinical tests or clinical trials that are, or whose results of which are, described or referred to in the Prospectus, the SRS, the Japanese Prospectus and Other Materials or otherwise disclosed in relation to the Prospectus, the SRS and the Japanese Prospectus.

(jj) Neither the Company, nor to the Company’s knowledge, any of its directors, executive officers, employees or agents have, with respect to each of the following statutes (only to the extent that such statutes directly apply to the Company), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the

Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. §1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, engaged in activities which are, as applicable, prohibited, cause for civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program (collectively, the “Health Care Laws”).

(kk) Except as described in the Prospectus, the SRS or the Japanese Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus, the SRS or the Japanese Prospectus which is not so described;

2. [Reserved].

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, jointly and severally, to subscribe for and purchase from the Company at ¥[—] a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto.

4. Terms of Public Offering. You have advised the Company that the Underwriters propose to make a public offering and sale of the Shares in Japan and through affiliates of the Underwriters in jurisdictions outside Japan and the United States as soon after the Registration Statement, the SRS and this Agreement have become effective as in your judgment is advisable. The Shares are to be offered to the public within Japan and through affiliates of the Underwriters in jurisdictions outside Japan and the United States during the period from February 4, 2014 to February 7, 2014 (both days inclusive) at ¥[—] a share (the “Public Offering Price”) in accordance with the terms of this Agreement and a syndicate agreement (the “Syndicate Agreement”) which has been entered into as of February 3, 2014 by and between MUMSS and the Underwriters. The Company has not authorized the Underwriters or any other person to make or give any representation or information in connection with the offering of the Shares in Japan other than those contained in the Registration Statement, the SRS or the Japanese Prospectus or in any other document prepared in connection with such offer and sale and approved by the Company. You hereby agree, and confirm that the Underwriters have agreed in the Syndicate Agreement, that they will not make or give any representation or information in connection with the offering of the Shares in Japan other than those contained in the Registration Statement, the SRS or the Japanese Prospectus or in any other document prepared in connection with such offer and sale and approved by the Company.

The public offering and sale of the Shares by the Underwriters will be made in Japan and may be made in other countries (but not including the United States) upon the terms and conditions of this Agreement and the Syndicate Agreement and in conformity with applicable laws and regulations of all relevant jurisdictions. You hereby confirm that each Underwriter has agreed in the Syndicate Agreement that it will not offer, sell or deliver any of the Shares acquired by it pursuant to the Syndicate Agreement directly or indirectly, (a) in the United States or (b) through an affiliate that is a U.S. broker-dealer, in each case, as part of the initial distribution of the Shares or during the applicable prospectus delivery period under Section 4(a)(3) of the Securities Act. As used in this Agreement, unless otherwise defined herein, “the United States” has the meaning set forth in Regulation S under the 1933 Act.

You hereby further confirm that each of the Underwriters has agreed in the Syndicate Agreement to the following terms and conditions:

Other than that relating to the public offering or sale in Japan under the Registration Statement and SRS and the Prospectus and the Japanese Prospectus, no action has been taken or will be taken in any jurisdiction by it that would permit a public offering of the Shares, or possession or distribution of any offering or publicity material relating to the Shares, in any country or jurisdiction where action for that purpose is required. Each of the Underwriters will comply with all applicable laws and regulations in each jurisdiction in which it acquires, purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense except as provided in Section 9, Section 11 and the last paragraph of Section 14 hereof. The Company will have no responsibility for, and each of the Underwriters will obtain any consent, approval or permission required by it for, the offer, sale or delivery by the Underwriter of the Shares under the laws and regulations in force in any jurisdiction to which it is subject, or in or from which it makes any offer, sale or delivery.

5. Payment and Delivery. Payment for the Firm Shares to be sold shall be made to the Company in U.S. dollars after converting from Japanese Yen to U.S. dollars at an exchange rate quoted by a leading bank in Japan for buying and selling U.S. dollars by telegraphic transfer against Japanese Yen on or one or two business days prior to the Payment Date, which shall be determined at your sole discretion by wire transfer on or before 9:00 a.m. Pacific Standard Time, on February 10, 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Payment Date.”

The Firm Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Payment Date. The Firm Shares shall be delivered at 1:15 p.m. Eastern Standard Time, on February 10, 2014, via the facilities of the Depository Trust Company (“DTC”) to the Japan Securities Depository Center, Inc. (“JASDEC”) and subsequently credited via the facilities of JASDEC to the respective accounts of the Underwriters at 9:00 a.m., Tokyo time, on February 13, 2014 (the “Listing Date”). The Purchase Price payable by the Underwriters shall be reduced (i) by any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid (ii) by any withholding required by law, and (iii) by any costs, expenses and taxes incident to the conversion from Japanese Yen to U.S. dollars.

6. Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the Firm Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Payment Date are subject to the condition that the SRS shall have become effective not later than February 4, 2014 (Tokyo time) and the Registration Statement shall have become effective not later than [—] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Payment Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus, the SRS or the Japanese Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, the SRS and the Japanese Prospectus;

(b) The Underwriters shall have received on or prior to the Payment Date a certificate, dated the Payment Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Payment Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Payment Date;

(c) The Underwriters shall have received on or prior to the Payment Date an opinion of Fenwick & West, LLP, U.S. outside counsel for the Company, dated the Payment Date, in form and substance agreed upon by such counsel and you;

(d) The Underwriters shall have received on or prior to the Payment Date an opinion and disclosure letter of Baker & McKenzie (Gaikokuho Joint Enterprise), outside Japanese counsel to the Company, dated the Payment Date, in form and substance agreed upon by such counsel and you;

(e) The Underwriters shall have received on or prior to the Payment Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, intellectual property counsel to the Company, dated the Payment Date, in form and substance agreed upon by such counsel and you, to the effect that:

(i) the statements relating to U.S. legal matters, documents or proceedings included in the Prospectus and the Prospectus under the captions “Risk Factors – Risks Relating to Intellectual Property and Other Legal Matters” (except for the Risk Factor titled “If we use hazardous or biological materials in a manner that causes injury or violates applicable law, we may be liable for damages”) and “Business – Intellectual Property” in each case fairly summarize in all material respects such matters, documents or proceedings; and

(ii) after inquiring with the Company, such counsel is not aware of any legal, governmental or administrative proceedings which have been brought or are pending or threatened against the Company that relate to the Company’s intellectual property.

(f) The Underwriters shall have received on the Payment Date an opinion and disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to you, dated the Payment Date.

(g) The Underwriters shall have received on the Payment Date an opinion of Gaikokuho Kyodo-jigyo Horitsu Jimusho Linklaters, Japanese counsel for the Underwriters, in form and substance satisfactory to you, dated the Payment Date.

The opinions of Fenwick & West LLP, Baker & McKenzie (Gaikokuho Joint Enterprise) and Wilson Sonsini Goodrich & Rosati Professional Corporation described in Sections 6(c), 6(d) and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Payment Date or before the Payment Date, a letter dated the date hereof or the Payment Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in (i) the Registration Statement and the Prospectus and (ii) the SRS and the Japanese Prospectus; provided that the letters dated the Payment Date shall use a “cut-off date” not earlier than the date hereof.

(i) The Lock-up Agreements relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Payment Date.

(j) The Share Borrowing Agreement shall not have been terminated and shall remain in full force and effect at the Payment Date.

(k) The Underwriters shall have received, on each of the date hereof and the Payment Date or before the Payment Date, a letter dated the date hereof or the Payment Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Chief Financial Officer of the Company, in his capacity as such, with respect to certain financial information contained in the Registration Statement, the Prospectus and the SRS.

(l) The registration made through the SRS shall have become effective and shall remain effective on the Payment Date pursuant to the FIEA, and no notice of a hearing, from which an order suspending the effectiveness of such registration may result, shall have been given on or before the Payment Date.

You may at your discretion, however, waive compliance with the whole or any part of the preceding paragraph, provided that any such waiver as aforesaid shall be without prejudice to your right to elect to treat any further or other such breach, failure or event as releasing and discharging the Underwriters from the obligations to purchase the Firm Shares as aforesaid.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you during the period mentioned in Section 7(h) or 7(i) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement and the SRS or the Japanese Prospectus as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Prospectus, the SRS or the Japanese Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file or distribute any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus or Other Material (to the extent it is in writing) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus or Other Material (to the extent it is in writing) to which you reasonably object.

(d) To comply with the requirements of the FIEA, and to notify you immediately, and confirm the notice in writing, (a) when any post-effective amendment to the SRS shall be filed, or any supplement to the Japanese Prospectus or any amended Japanese Prospectus shall have been prepared, (b) of the receipt of any comments from the KLFB, (c) of any request by the KLFB for any amendment to the SRS or any amendment or supplement to the Japanese Prospectus or for additional information, and (d) of the issuance by the KLFB of any stop order suspending the effectiveness of the SRS or of any order preventing or suspending the use of any Japanese Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practical moment.

(e) To, notify you, if practicable, prior to and in any event simultaneously with issuing any announcement concerning or which could have a material adverse effect on the marketability of the Shares between the date of this Agreement and the date 60 days after the Listing Date (both dates inclusive). Between the date of this Agreement and until the Listing Date, the Company will not issue any public announcement or participate in any press or other financial conference in Japan or elsewhere which could be material in the context of the offering of the Shares without the prior written consent of MUMSS, such consent not to be unreasonably withheld or delayed.

(f) If the Company becomes aware of a relationship between (i) the Company and (ii) any Anti-social Forces, the Company will immediately inform MUMSS of such fact and any details thereof; and if the Company becomes aware of any fact that would render the representations and warranties made in Section 1(t) hereof untrue or incorrect, the Company will also immediately notify MUMSS.

(g) To use the net proceeds received by it from the sale of the Firm Shares pursuant to this Agreement in the manner specified in the Japanese Prospectus under the caption “Use of Proceeds”.

(h) If any event shall occur or condition exist as a result of which the Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a prospective purchaser, be misleading or so that the Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(j) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) To have the Common Stock approved for listing on the Mothers Market of the Tokyo Stock Exchange and admitted to trading by Listing Time or as soon as practicable thereafter, and to use its best efforts to maintain the listing of the Common Stock.

(l) To file with the KLFB annual securities reports or quarterly reports, and (if necessary) extraordinary reports or any other documents as required under the FIEA, and otherwise to comply in all material respects with the laws and regulations of Japan (including the FIEA and regulations of the Tokyo Stock Exchange) applicable to the Company; and to furnish to you a copy of such other public documents as MUMSS may reasonably request from time to time in writing.

(m) The Company will promptly notify MUMSS if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Shares within the meaning of the Securities Act.

(n) If MUMSS, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-up Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Warranties and Covenants of the Underwriters.

(a) The Underwriters hereby jointly and severally warrant to, and covenant and agree with the Company that: (i) you will ensure that each of the Underwriters will offer the Shares in conformity with the terms of this Agreement and the terms contained in the Prospectus and the Japanese Prospectus; (ii) any and all licenses, approvals, validations and consents necessary under applicable laws and regulations of Japan for the Underwriters to enter into this Agreement have been obtained, and such licenses, approvals, validation and consents to remain effective on the date hereof; and (iii) each of the Underwriters will do all necessary acts required for such licenses, approvals, validations and consents to remain effective on the Payment Date.

(b) You acknowledge that you and the other Underwriters have not been authorized by the Company to give any information or make any representations on behalf of the Company in relation to the offer and sale of the Shares, other than those contained in the Registration Statement, the SRS and the Japanese prospectus and in any other document prepared in connection with such offer and sale and approved by the Company.

(c) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and the FIEA and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, the SRS, the Japanese prospectus, any free writing prospectus or Other Materials prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Mothers market of the Tokyo Stock Exchange, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority in an amount not exceeding 1.2 million Japanese Yen, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

10. [Reserved].

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, the SRS, the Japanese Prospectus, or Other Material or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. For the avoidance of doubt, the Company agrees that references to “affiliates” of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. that appear in this Agreement shall be understood to include Morgan Stanley and group entities that are directly or indirectly controlled by Morgan Stanley.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, the SRS, the Japanese Prospectus, or Other Material or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, any issuer free writing prospectus, road show, or the Prospectus, the SRS, the Japanese Prospectus or Other Material or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act or (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by MUMSS. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include a statement as to an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) In addition to Section 11(c), in the case where any proceeding shall be instituted against any Underwriter pursuant to Article 17 or Article 21 of the FIEA, the Company shall provide such Underwriter with the necessary cooperation (including, but not limited to, the provision of evidentiary materials) for which the Underwriter may reasonably request for such defense.

(e) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. [Reserved].

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Payment Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the Tokyo Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States or Japan shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Japanese authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus, SRS or the Japanese Prospectus or (vi) any breach of the representations and warranties contained in Section 1(t) or any change rendering the said representations and warranties inaccurate to a material extent, brought to the attention of MUMSS.

14. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Prospectus, the SRS, the Japanese Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Japan.

18. Jurisdiction. (a) Any legal action or other court procedure against any of the parties hereto arising from or relating to this Agreement may be instituted in the Tokyo District Court and may be appealed to any Japanese court competent under Japanese law to hear appeals from such court, to the jurisdiction of which the Underwriters and the Company hereby expressly, unconditionally and irrevocably agree to submit.

(b) The Company hereby appoints Mr. Ken Takahashi, an attorney-at-law in Tokyo, Japan as the authorized agent of the Company upon whom process and any judicial or other court documents may be served in any legal or other court procedural action arising from or relating to this Agreement that may be instituted in Japan; and the Company hereby designates the address from time to time of Baker & McKenzie GJBJ Tokyo Aoyama Aoki Koma Law Office (Gaikokuho Joint Enterprise), currently at 28F Sengokuyama Mori Tower, 1-9-10 Roppongi, Minato-ku, Tokyo 106-0032, Japan.

(c) Nothing in this Section 18 shall affect the right of the Underwriters to institute legal action or other court procedure against the Company in any court of competent jurisdiction under applicable laws or to serve process and other court documents in any manner otherwise permitted by law.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Otemachi Financial City South Tower, 9-7, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan, Attention: Equity Capital Markets Division; if to the Company shall be delivered, mailed or sent to Acucela Inc., 1301 Second Avenue, Suite 1900, Seattle, WA 98101, Attention: David L. Lowrance.

[Signature pages follow]

Very truly yours,

ACUCELA INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. Acting on behalf of itself and the Underwriters named in Schedule I hereto

By:	Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

By:
	Name:	TOSHIRO TOYOIZUMI
	Title:	PRESIDENT & CEO

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.	6,900,000

SBI SECURITIES CO., Ltd.	1,564,000

Daiwa Securities Co. Ltd.	276,000

Mizuho Securities Co., Ltd.	276,000

SMBC Nikko Securities Inc.	184,000

Total:	9,200,000

I-1

SCHEDULE II

Shareholders Providing Lock-up Letters:

II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

To: Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

THIS LOCKUP LETTER (the “Letter”) is executed and delivered to Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., having its principal office at Mitsubishi Building, 2-5-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan as of this      day of             , by                      (the “Shareholder”) residing /having its principal office [select one] at                                         .

WHEREAS, Acucela Inc. (the “Company”), the shares of common stock (the “Shares”) of which will be listed on the Mothers market of the Tokyo Stock Exchange upon consummation of the initial public offering of the Shares, and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., which is acting as the lead managing underwriter of such offering (“Underwriter”), will execute an underwriting agreement (“Underwriting Agreement”) in connection therewith.

WHEREAS, the Shareholder believes it is in the best interests of the shareholders of the Company to cause the Underwriting Agreement to be executed by the Company with the Underwriter and an orderly trading market for Shares to be established through the listing of the Shares;

WHEREAS, for furtherance of the execution of the Underwriting Agreement and the listing of the Shares, the Shareholder is prepared to agree to refrain from selling or transferring the Shares and certain securities related to the Shares for 90 days after and including the listing date of the Shares on the Mothers market of the Tokyo Stock Exchange.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder hereby agrees as follows:

1. LOCKUP OF SECURITIES. The Shareholder agrees that without the prior written consent of the Underwriter, until      days after and including the listing date of the Shares on the Mothers market of the Tokyo Stock Exchange (the “lock-up period”), the Shareholder shall not make or cause any of the following:

(1)	sale or transfer of any Shares listed on Exhibit I hereto which, as of the date of this Letter, the Shareholder owns either of record or beneficially, and of which the Shareholder has the power to control the disposition;

(2)	(i) sale or transfer of any securities that may be converted into or exchanged for any such Shares; (ii) sale or transfer of any securities representing any right to acquire any

2

such Shares; or (iii) execution of swap or other agreements to transfer all or any part of the financial gain arising from the ownership of any Shares or all or any part of Shares, to a third party, whether directly or indirectly;

(3)	publication or announcement of intent or agreement to do any of the above.

Provided, however, that the Shareholder may, without the Underwriter’s prior written consent, make or cause the following transactions:

(1)	transfers of Shares or any security convertible into or exercisable or exchangeable for Shares as a bona fide gift or gifts;

(2)	distributions of Shares or any security convertible into or exercisable or exchangeable for Shares to partners, members, shareholders or affiliates of the Shareholder or any entity that controls, is directly or indirectly controlled by, is managed by or is under common control with, the Shareholder;

(3)	transfers of Shares or any security convertible into or exercisable or exchangeable for Shares to an affiliate or affiliates of the Shareholder, including any wholly-owned subsidiary of the Shareholder;

(4)	transfers of Shares or any security convertible into or exercisable or exchangeable for Shares by will or intestate succession upon the death of the Shareholder or pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(5)	the “net” exercise of outstanding options in accordance with their terms and the surrender of Shares or any security convertible into or exercisable or exchangeable for Shares in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise, each pursuant to employee benefit plans of the Company;

(6)	sales or transfers to the Company in connection with the repurchase of Shares or any security convertible into or exercisable or exchangeable for Shares issued pursuant to employee benefit plans and subject to options currently outstanding under such employee benefit plans of the Company in effect as of the date hereof;

(7)	the conversion of the outstanding preferred stock of the Company into Shares, provided that such Shares shall remain subject to the terms of this Agreement;

(8)	sales of Shares or any security convertible into or exercisable or exchangeable for Shares acquired by the Shareholder in open market transactions after completion of the initial public offering; and

(9)	entering into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the Shares or any security convertible into or exercisable or exchangeable for the Shares, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period;

provided that in the case of any transfer or distribution pursuant to clause (1), (2), (3) or (4),

3

each donee or distributee shall execute and deliver to the Underwriter a lock-up agreement in the form of this Agreement.

In addition, to ensure compliance with the U.S. Securities Act of 1933 (the “U.S. Securities Act”) the Shareholder further agrees that the Shareholder shall make or cause any of the above transactions after the lock-up period only pursuant to a registration statement filed pursuant to the U.S. Securities Act or in compliance with Rule 144 under the U.S. Securities Act.

2. ACKNOWLEDGMENT. The Shareholder understands and acknowledges that the Underwriter’s involvement in the aforesaid initial public offering relies upon the covenants made by the Shareholder under this Letter. Furthermore, the Shareholder understands and acknowledges that this Letter may not be waived, except for the termination of this Letter under Paragraph 4.

3. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Letter shall inure to the benefit of and be binding upon the respective successors and assigns of the Shareholder. Nothing in this Letter, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Letter, except as expressly provided in this Letter.

4. TERMINATION. If (i) the Underwriting Agreement is terminated prior to the deadline for the payment or transfer of Shares in connection with the aforesaid initial public offering, (ii) the Underwriting Agreement does not become effective by April 1, 2014, (iii) all officers and directors of the Company fail to execute and deliver to the Underwriter a lock-up agreement in the form of this Agreement prior to the initial public offering, or (iv) if the Company shall withdraw the registration statement relating to the initial public offering, this Letter will be terminated automatically and the entire terms of this Letter will become null and void.

5. GOVERNING LAW. The Shareholder agrees that this Letter shall be governed by and construed under the laws of Japan.

6. ENTIRE AGREEMENT. This Letter and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

4

IN WITNESS WHEREOF, the Shareholder has executed this Letter as of the date first above written.

By:

5

EXHIBIT 1

SECURITIES SUBJECT TO LOCKUP AGREEMENT

NAME AND THE NUMBER OF SHARES

A-1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Acucela Inc. (the “Company”) of [—] shares of common stock, no par value per share (the “Common Stock”), of the Company and the lock-up letter dated [—], 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [—], 20    , with respect to [—] shares of Common Stock (the “Shares”).

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [—], 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

B-1

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc: Company

B-2

FORM OF PRESS RELEASE

ACUCELA INC.

[Date]

[IRIS] Inc. (the “Company”) announced today that Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., the lead book-running manager in the Company’s recent public sale of [—] shares of common stock is [waiving][releasing] a lock-up restriction with respect to [—] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [—], 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3